                                                                    Exhibit 99.2

                     TERAYON TO ANNOUNCE SECOND QUARTER 2003
                          FINANCIAL RESULTS ON JULY 30

Santa Clara, California - July 21, 2003 - Terayon Communication Systems, Inc. (Nasdaq: TERN), a leading provider of broadband solutions, will release financial results for its second quarter ended June 30, 2003, on Wednesday, July 30 after the market closes.

      Terayon will host a conference call to discuss its financial results at 2 p.m. Pacific Time that day. Participants interested in listening to the call live should dial 866-406-3488 (U.S.) or 630-691-2772 (international). A live audio webcast of the call will also be available to the public from Terayon's website at www.terayon.com.

      In addition to the webcast, a replay of the conference call will be available via telephone beginning Wednesday, July 30 at approximately 4 p.m. Pacific Time, and will be available through the close of business on August 30, 2003. Listeners can access the replay by dialing 877-213-9653 (U.S.) or 630-652-3041 (international). The access code for the replay is 7472602.

ABOUT TERAYON

      Terayon Communication Systems, Inc. provides innovative broadband systems and solutions for the delivery of advanced voice, data and video services that are deployed by the world's leading cable television operators. Terayon, headquartered in Santa Clara, California, has sales and support offices worldwide, and is traded on the Nasdaq under the symbol TERN. Terayon is on the web at www.terayon.com.

                                      # # #

"Safe Harbor" Statements under the Private Securities Litigation Reform Act of 1995:

Except for the historical information contained herein, this news release contains forward-looking statements, estimates and assumptions by Terayon and other parties that involve risks and uncertainties, including Terayon's ability to gain new business; Terayon's ability to develop and bring to market new, technologically advanced products; the acceptance of Terayon's new products in the market; the expansion of operations by Terayon's customers and the deployment of Terayon's products in specific markets; as well as the other risks detailed from time to time in Terayon's filings with the Securities and Exchange Commission.

Note: Terayon and the Terayon logo are registered trademarks of Terayon Communication Systems, Inc. All other trademarks are property of their respective owners.